SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): December 23, 2012

Digerati Technologies, Inc.

(a Nevada Corporation)

Nevada	001-15687	74-2849995
(State if Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3463 Magic Drive, Suite 202

San Antonio, Texas 78229

(Address of principal executive office)

(210) 614-7240

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On January 28, 2013, unauthorized parties (the “Unauthorized Parties”) filed a Current Report on Form 8-K (the “Form 8-K”) on behalf of Digerati Technologies, Inc. (the “Company”) that incorrectly states that the board of directors of the Company (the “Board”) appointed Robert C. Rhodes as President, Chief Executive Officer, and Director and elected William McIlwain as Chairman of the Board and Corporate Secretary to fill the vacancies created by the resignation of John Howell. The Company is furnishing this Amended Current Report on Form 8-K/A to correct the false statements made by the Unauthorized Parties.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Change in CEO

On December 23, 2012, John Howell gave the Company notification of his resignation as the Chief Executive Officer, President, Secretary, Chairman and Director of the Company (the “Resignation”). Mr. Howell’s resignation was not in connection with any known disagreement with us on any matter.

On the same day, the board of directors (the “Board”) accepted the Resignation and unanimously appointed Mr. Arthur L. Smith, a Director of the Company, as Chief Executive Officer, President, Secretary, and Chairman of the Company.

Arthur L. Smith, 48, previously served as our Chief Executive Officer and Director from May 2003 to November 2012. Art has over 20 years of specialized experience in technology and global telecommunications. As founder of Digerati Technologies, Inc., he held various positions within the company, including Chairman and CEO from June 1996 through July 2002 and President of the company's Mexican subsidiary from August 2002 through April 2003. He is also co-founder and former Chairman of Globalscape, Inc. (NYSE: GSB), a leading provider of Internet-based information exchange solutions and previous wholly-owned subsidiary of Digerati. Prior to founding Digerati Technologies, Inc. in 1994, he was the Director of International Sales for GeoComm Partners, Inc., an international telecommunications firm providing satellite network services to Fortune 500 corporations. Art is frequently invited to speak or serve on panels at professional and trade events related to the global telecommunications industry such as Simposio Annual ASISAT 2001 organized by the Asociación de la Industria Satelital Mexicana and the Latin America Telecommunications Conference 2002 organized by the North Texas Global Telecommunications Society. He attended the University of Texas-Pan American.

Change in Board of Directors

On December 23, 2012, the Company received written consent of the stockholders in lieu of a special meeting to remove Kelly V. Kirker and William E. McIlwain from their positions as Directors of the Company (the “Removal”). On the same day, the Board approved, ratified and adopted the Removal.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Smith.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On January 17, 2013, a lawsuit was filed by the Unauthorized Parties on behalf of the Company in the District Court of Clark County, Nevada against Oleum Capital, LLC. This lawsuit was not approved by the Board or officers of the Company. Accordingly, the Company intends to take appropriate legal action to remedy this unauthorized action. Accordingly Arthur L. Smith remains the sole Director, Chief Executive Officer, President, Secretary, and Chairman of the Company. Kelly V. Kirker, William E. McIlwain, Robert C. Rhodes, and Robert Sonfield have no relationship with the Company and no authority to speak or act for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGERATI TECHNOLOGIES, INC.

By:	/s/ Arthur Smith
Arthur Smith Chief Executive Officer